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                           THE GALAXY FUND

               TRANSFER AGENCY AND SERVICES AGREEMENT
                          Amendment No. 7


                                                        ________________, 2000



PFPC Inc.
4400 Computer Drive
Westborough, Massachusetts  01581

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Transfer Agency and Services Agreement ("Agreement") between the Trust and PFPC Inc. (formerly known as First Data Investor Services Group, Inc.) ("PFPC") dated as of June 1, 1997 is herewith amended to provide that PFPC shall be the transfer agent and dividend disbursing agent for the Trust's New York Municipal Money Market Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                            Very truly yours,

                                            THE GALAXY FUND



                                            By:
                                                   -------------------------
                                            Name:  John T. O'Neill
                                            Title: President

Accepted:

PFPC INC.

By:
       ---------------------
Name:
Title: